As filed with the Securities and Exchange Commission on March 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL CROSSING LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0407042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(Address of principal executive offices, including zip code)

2003 GLOBAL CROSSING LIMITED STOCK INCENTIVE PLAN

(Full title of the plan)

John B. McShane

Global Crossing Limited (USA)

200 Park Avenue

3rd Floor

Florham Park, NJ 07932 (973) 937-0100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share	11,000,000	(1)	$6.83	(2)	$75,130,000	(2)	$2,953

(1)	Consists of common shares available for future issuance under the 2003 Global Crossing Limited Stock Incentive Plan, as amended (the “Plan”), to the extent not previously registered. Such indeterminate number of additional shares as may be issuable pursuant to the antidilution provisions of the Plan is hereby also registered.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price is based on the average of the high and low prices of the Registrant’s common shares on March 3, 2009, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

Global Crossing Limited (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 on December 8, 2004 (Registration No. 333-121079) and April 25, 2006 (Registration No. 333-133520) (collectively, the “Prior Registration Statements”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 8,378,261 shares of common stock, par value $0.01 per share, of the Registrant (the “Common Shares”) issuable under the 2003 Global Crossing Limited Stock Incentive Plan (the “Plan”).

This Registration Statement on Form S-8 (the “Registration Statement”) of the Registrant has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 11,000,000 Common Shares issuable under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Appleby (filed herewith)

23.1	Consent of Appleby (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

99.1	2003 Global Crossing Limited Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 4, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on the 4th day of March, 2009.

GLOBAL CROSSING LIMITED

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President, Secretary and Deputy General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere	Chief Executive Officer	March 4, 2009
John J. Legere	(Principal Executive Officer)

/s/ John A. Kritzmacher	Executive Vice President and Chief Financial Officer	March 4, 2009
John A. Kritzmacher	(Principal Financial Officer)

/s/ Robert A. Klug	Chief Accounting Officer	March 4, 2009
Robert A. Klug	(Principal Accounting Officer)

/s/ Lodewijk Christiaan van Wachem	Chairman of the Board of Directors	March 4, 2009
Lodewijk Christiaan van Wachem

/s/ Peter Seah Lim Huat	Vice Chairman of the Board of Directors	March 4, 2009
Peter Seah Lim Huat

/s/ E. C. “Pete” Aldridge, Jr.	Director	March 4, 2009
E. C. “Pete” Aldridge, Jr.

/s/ Archie Clemins	Director	March 4, 2009
Archie Clemins

/s/ Donald L. Cromer	Director	March 4, 2009
Donald L. Cromer

Signature	Title	Date

/s/ Richard R. Erkeneff	Director	March 4, 2009
Richard R. Erkeneff

/s/ Lee Theng Kiat	Director	March 4, 2009
Lee Theng Kiat

/s/ Charles Macaluso	Director	March 4, 2009
Charles Macaluso

/s/ Michael Rescoe	Director	March 4, 2009
Michael Rescoe

/s/ Robert J. Sachs	Director	March 4, 2009
Robert J. Sachs

/s/ Mitchell C. Sussis	Authorized Representative in the United States	March 4, 2009
Mitchell C. Sussis

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Appleby (filed herewith)

23.1	Consent of Appleby (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

99.1	2003 Global Crossing Limited Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 4, 2009)